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                                    Exhibit 5







                                                               January 24, 2000


Baldwin Technology Company, Inc.
One Norwalk West
40 Richards Avenue
Norwalk, CT 06854

                     Re: Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 250,000 shares (the "Shares") of Common Stock, par value $.01 per share, which may be issued under the Company's 1998 Non-employee Directors Stock Option Plan (the "Plan").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Restated Certificate of Incorporation of the Company, as amended to date, the By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the following opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.



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Baldwin Technology Company, Inc.
January 24, 2000
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     We are expressing the opinions above as members of the Bar of the State of
New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 \s\ Morgan, Lewis & Bockius LLP